Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Tejon Ranch Co.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.50 per share(1)

	Equity	Preferred Stock(1)

	Debt	Debt Securities(1)

	Other	Warrants(1)

	Unallocated (Universal Shelf)		Rule 457(o)	(2)	(2)	$200,000,000	0.00015310	$30,620(3)

Fees Previously Paid	N/A		N/A	N/A	N/A	N/A		N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A

	Total Offering Amounts					$200,000,000		$30,620

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$30,620

(1)	Separate consideration may or may not be received for securities that are issuable upon the conversion or exercise of, or in exchange for, other securities offered hereby.
(2)

The securities being registered under this Registration Statement consist of an indeterminate number of shares of common stock, preferred stock, debt securities and warrants as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $200,000,000. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is also registering such additional indeterminate number of shares of common stock and preferred stock as may become issuable as a result of stock splits, stock dividends or similar transactions. The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act.